 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2014

hopTo Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1919 S. Bascom Avenue, Suite 600 Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ashfaq A. Munshi

On November 19, 2014, the board of directors (the "Board") of hopTo Inc. (the "Company") elected Ashfaq A. Munshi, 53, to the Board. Mr. Munshi will serve as a Class I director for a term ending as of the annual meeting of stockholders in 2015.

There are no arrangements or understandings by which Mr. Munshi was named a director. Neither the Company nor any of its subsidiaries was involved in any transactions with Mr. Munshi or his immediate family that are reportable pursuant to Section 404(a) of Regulation S-K.

Mr. Munshi is the chairman and founder of Terabitz, Inc., a real estate technology company, and has served as its acting chief executive officer since 2006. Mr. Munshi has also served as chief technology officer of Yahoo! Inc. (NASDAQ: YHOO), as head of Yahoo! Labs and as interim chief executive officer and chairman of both MSC Software (NASDAQ: MSCS) and Level5 Networks. With over 20 years' experience as a technologist, Mr. Munshi has also served as chairman of several startup companies and founded four other Silicon Valley companies: Radiance, Vivecon, SpecialtyMD, which was acquired by Ventro/Chemdex, and Commerce Engine. Mr. Munshi was a corporate vice president at Applied Materials and vice president and general manager of the Enterprise Business Unit at SGI.

Mr. Munshi holds an A.B. in Mathematics from Harvard University and is an alumnus of the Stanford Graduate School of Business.

Concurrent with his appointment to the Board, Mr. Munshi was granted employee stock options to purchase 700,000 shares of the Company's common stock at the closing price of the Company's common stock on November 19, 2014. He is eligible to participate in all compensation plans available to the Company's other directors, as described in the Company’s most recently filed proxy statement.

Jeremy E. Verba

On November 19, 2014, the Board voted to amend the 700,000 employee stock options granted to Mr. Verba on December 18, 2013 by reducing their exercise price, which was $0.37 per share, to the closing price of the Company's common stock on November 19, 2014. Such amendment is equivalent to cancelling the original options and granting new options. All others terms of Mr. Verba's options, including vesting and expiration, remain unchanged.

Item 8.01	Other Events.

We issued a press release on November 24, 2014 announcing the appointment of Ashfaq Munshi as a member of our Board.

A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 99.1     Press release dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: November 25, 2014	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Chief Financial Officer, Secretary